As  filed  with  the  Securities  and  Exchange   Commission  on  May  21,  1999
                                                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              THE TIREX CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                         3282985
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)

     740 St. Maurice, Suite 201
          Montreal, Quebec                                       H3C 1L5
(Address of Principal Executive Offices)                       (Zip Code)

                              EMPLOYMENT AGREEMENTS
                             BETWEEN REGISTRANT AND:
              MICHAEL D.A. ASH, ALAN CROSSLEY, FRANCES KATZ LEVINE,
               LOUIS SANZARO, TERENCE C. BYRNE AND SCOTT RAPFOGEL
                            (Full title of the Plan)
                               Frances Katz Levine
                                 621 Clove Road
                             Staten Island, NY 10310
           (Name and address, including zip code of agent for service)

                                 (718) 981-8485
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                     Proposed Maximum    Proposed Maximum      Amount of
Title of Securities                 Amount to be      Offering Price     Aggregate Offeri    Registration
 to be Registered                    Registered         per Share*            Price*             Fee
---------------------------------------------------------------------------------------------------------
Common Stock, Par Value,
$.001 Per Share, Issued
Pursuant to Employment
Agreement With
Michael D.A. Ash                       700,000           $.1375              $ 96,250           $29.17
Alan Crossley                          649,576           $.1375              $ 89,317           $27.07
Frances Katz Levine                    874,287           $.1375              $120,214           $36.43
Louis Sanzaro                          874,287           $.1375              $120,214           $36.43
Terence C. Byrne                        91,873           $.1375              $ 12,633           $ 3.83
Scott Rapfogel                         350,000           $.1375              $ 48,125           $14.58
                                     ---------                              ---------           ------
        TOTAL                        3,540,023                               $486,753           $  148

      * Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the low bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on May 17, 1999.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of
       Information Required by Items of Part I of Form S-3 Included Herein
                Under Cover of Form S-8, Pursuant to Rule 404(a)

  Form S-3 Item No. and Heading                      Heading in Prospectus
  -----------------------------                      ---------------------

1.   Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus..    Outside Front Cover Page

2.   Inside Front and Outside Back Cover
         Pages of Prospectus.....................    AVAILABLE INFORMATION;
                                                     REPORTS TO SHAREHOLDERS;
                                                     INCORPORATION OF CERTAIN
                                                     DOCUMENTS BY REFERENCE;
                                                     TABLE OF CONTENTS

3.   Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges          Outside Front Cover Page;
                                                     THE COMPANY; RISK FACTORS

4.   Use of Proceeds..............................   Not Applicable

5.   Determination of Offering Price..............   Outside Front Cover Page;
                                                     PLAN OF DISTRIBUTION

6.   Dilution.....................................   Not Applicable

7.   Selling Security Holders.....................   SELLING SHAREHOLDERS

8.   Plan of Distribution.........................   Outside Front Cover Page;
                                                     PLAN OF DISTRIBUTION

9.   Description of Securities to be Registered      DESCRIPTION OF SECURITIES

10.  Interests of Named Experts and Counsel          EXPERTS; LEGAL OPINIONS

11.  Material Changes.............................   Not Applicable

12.  Incorporation of Certain Information
         by Reference.............................   INCORPORATION OF CERTAIN
                                                       DOCUMENTS BY REFERENCE
13.  Disclosure of Commission Position
         on Indemnification For Securities
         Act Liabilities .........................   INDEMNIFICATION

R E O F F E R
P R O S P E C T U S
--------------------------------------------------------------------------------

                                3,540,023 Shares

                                    --------

                              THE TIREX CORPORATION

                                    --------

                                  Common Stock
                                 $.001 Par Value

                                   ----------

      The shares of common stock offered hereby (the "Shares") are being sold by Michael D.A. Ash, Alan Crossley, Frances Katz Levine, Louis Sanzaro, Terence C. Byrne and Scott Rapfogel shareholders and employees of The Tirex Corporation (the "Company"). Messrs. Ash, Crossley, Sanzaro, Byrne and Rapfogel, and Ms. Levine are hereinafter referred to both singly and collectively as the "Selling Shareholders". The Company will not receive any of the proceeds from the sale of the common stock. The common stock is traded in the over-the-counter market, as reported in the Over-The-Counter Electronic Bulletin Board of the National Association of Securities Dealers ("Bulletin Board"). On May 17, 1999, the high ask and low bid prices of the Company's common stock, as quoted on the Bulletin Board, were $ .15 and $ .125 per share, respectively. The Selling Shareholders propose to offer their Shares for sale in the over-the-counter market through customary brokerage channels at the then-current market price. See "Plan of Distribution".

                                   ==========

        THIS OFFERING INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" SECTION
                              BEGINNING ON PAGE 10

                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ==========

                   The date of this Prospectus is May 21, 1999

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 1100 L Street, N.W. Room 6101, Washington, D.C. 20005; 26 Federal Plaza, Room 1100, New York, New York 10007; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024; and 219 South Dearborn Street, Room 1228, Chicago, Illinois 60604; and copies of such material can be obtained from the Public Reference Section of the Commission at 500 North Capital Street, N.W., Washington, D.C. 20549 at prescribed rates.

                            REPORTS TO SHAREHOLDERS

      The Company will furnish to its shareholders, upon request, annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by reference in this Prospectus the Company's annual report on Form 10-KSB for its fiscal year ended June 30, 1998, filed pursuant to Section 15(d) of the Exchange Act, the Company's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 filed pursuant to Section 15(d) of the Exchange Act, the Company's Current Reports on Form 8-K dated May 27, 1998, September 14, 1998, March 17, 1999, and May 4, 1999 filed on August 3, 1998, September 18, 1998, March 23, 1999, and May 18, 1999 respectively, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1998.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Terence C. Byrne, The Tirex Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec Canada, H3C 1L5.

                                   TABLE OF CONTENTS
                                                                            Page
                                                                            ----

    Available Information......................................................2

    Reports to Shareholders....................................................2

    Incorporation of Certain Documents
       by Reference............................................................2

    The Company................................................................5

    Risk Factors

       1.  Development Stage Company - No Assurance
             as to Future Profitable Operations...............................10

       2.  Need for Substantial Additional
             Capital..........................................................11

       3.  History of Losses and Accumulated Deficit..........................12

       4.  Going Concern Assumption...........................................12

       5.  No Guarantee of Product
             Acceptance in Market.............................................13

       6.  Dilutive and Other Adverse Effects
             of Presently Outstanding Debentures, Warrants and
             Options..........................................................13

       7.  Additional Dilution from Issuance of Shares for Services...........15

       8.  Possible Depressive Effect on Price of Securities
             of Future Sales of Common Stock..................................16

       9.  Possible Voting Control by Management and Corporate Counsel;
             Possible Depressive Effect on Market Prices......................16

      10.  Proposed Reverse Split;
             Possible Negative Effect on Values of Securities  ...............17

      11.  Dependence on Major Customers......................................18

      12.  Uncertainty of Product and
             Technology Development:
             Technological Factors............................................19
      13.  International Sales and Operations.................................19

      14.  Protection of Tirex Proprietary
              Technology and Potential Infringement...........................19

      15.   Limited Public Market.............................................20

      16.   Applicability of "Penny Stock Rules"
               to Broker-Dealer Sales of
               Company Common Stock...........................................21

      17.   Management's Lack of Industry Experience..........................22

      18.   Dependence on Key Personnel.......................................22

      19.   Regulatory and Environmental Considerations.......................22

      20.   Technological Changes.............................................24

      21.   Competition.......................................................24

      22.   No Dividends and None Anticipated.................................25

      23.   Possible Adverse Effects of Authorization and
              Issuance of Preferred Stock.....................................25

      24.   Prior Notice Required for Shareholder Actions.....................25

      25.   Adverse Effects of Proposals to be Presented at
              Annual Shareholders Meetings; Anti-Takeover Provisions, Limitations on Shareholders Voting Rights and Stock
              Bonuses to Management...........................................25

      Selling Shareholders....................................................29

      Plan of Distribution....................................................32

      Description of Securities...............................................32

      Experts.................................................................33

      Legal Opinions..........................................................33

      Indemnification.........................................................34

                                   THE COMPANY

      The Tirex Corporation (hereinafter, the "Company" or "Tirex") was incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc." Its name was changed to "Stopwatch Inc." on June 20, 1989 and to "Tirex America Inc." on March 10, 1993. On July 11, 1997, in order to encompass the current and projected international scope of its operations, the Company's name was changed to "The Tirex Corporation". The Company, directly and through its Canadian subsidiaries, The Tirex Corporation Canada Inc. and Tirex Canada R&D, Inc. (which, until June 3, 1998, was known and did business as "Tirex Canada Inc."), is engaged in the early stages of two business segments, consisting of:
(i) manufacturing, selling, and leasing its patented cryogenic tire disintegration plant (the "TCS-1 Plant"), which it has designed and developed; and (ii) operating a TCS-1 Plant and manufacturing molded rubber products out of the recycled rubber crumb produced thereby. The Company's long range business plan in this segment encompasses owning and operating, directly or indirectly, on exclusive or joint venture bases, several product manufacturing plants which utilize TCS-1 Plants in their operations. The Company's initial product manufacturing operations in this latter segment are being conducted pursuant to an agreement (the "IM2/Tirex Agreement") with IM2 Merchandising and Manufacturing, Inc. ("IM2"), in Quebec. Pursuant to the IM2/Tirex Agreement, the Company acts as IM2's exclusive supplier of rubber welcome mats and related products molded out of rubber crumb.

      On June 1, 1998, the Company formed a wholly-owned subsidiary, The Tirex Corporation Canada Inc. ("TCCI") and on June 3, 1998, the corporate name of 3143619 Canada Inc. (aka Tirex Canada Inc.) was changed to Tirex Canada R & D Inc. (hereinafter referred to as "Tirex R&D"). These changes were effected in connection with the transfer all business activities, except those which constitute research and development activities exclusively, from Tirex R&D to TCCI. On April 22, 1998, the Company also formed another wholly owned Canadian subsidiary, Tirex Advanced Products Quebec, Inc. This subsidiary is presently dormant, however, the Company may, in the future, transact finished product manufacturing activities through this corporation. In addition, in connection with the merger with RPM Incorporated, discussed below, the Company formed a wholly owned subsidiary under the laws of the State of Delaware, named Tirex Acquisition Corp. This corporation is currently dormant and, as at the date hereof, the Company has no plans to activate it. The Company's principal executive offices are located at 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5, Canada, its telephone number is (514) 878-0727 and its Internet address is tirexcorp@aol.com.

Material Financing Activities

The Type A Private Placement

      Between November 5, 1997 and May 11, 1998, the Company offered to sell (the "Type A Private Placement") through H.J. Meyers & Co., Inc., as placement agent (the "Placement Agent"), 28 Units, (the "Type A Units") at a price of $25,000 per Unit, each Type A Unit consisting of one 10% Convertible
Subordinated Debenture in the principal amount of $25,000 (the "Type A Debentures") and 100,000 warrants (the "Type A Warrants") to purchase a like number of shares of the Common Stock of the Company (the "Type A Warrant Shares"). The Type A Private Placement was terminated by the Company and the Placement Agent on May 11,

1998 following the sale on April 9, 1998 of twenty Type A Units to two purchasers, yielding gross proceeds of $500,000 and net proceeds of $433,500 after payment of the Placement Agent's $10% commission, 3% nonaccountable expense allowance, and an escrow agent's fee of $1,500. The Type A Private Placement was effected in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof ("Rule 506"). The Type A Units were offered and sold to a limited number of sophisticated investors who understood and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who are "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 2,000,000 outstanding Type A Warrants are exercisable at a price of $.001 per share. At any time until they are repaid, the principal amount of the Type A Debentures and all interest due thereon is convertible into common stock at a conversion ratio equal to 63% of the closing bid price of the Company's common stock, as traded in the over-the-counter ("OTC") market and quoted in the OTC Electronic Bulletin Board of the NASD, on the trading date immediately preceding the Company's receipt of a notice of conversion from a holder of the Type A Debentures. Unless the Company's Registration Statement on Form SB-2 (SEC File No. 333- 53255) is declared effective prior to June 11, 1999, the conversion rate will decrease on a monthly basis at a rate of 1.5% per month, until such date, when it will stabilize at 61.5% of the Market Price. (See "The Company - Registration Statement"). There is no minimum conversion price. The Type A Debentures, as amended, are due and payable on December 31, 1999 (the "Maturity Date") and are redeemable upon the request of a holder at any time after the Maturity Date at 125% of the principal amount plus all accrued, unpaid interest on the principal amount. As of April 23, 1999, an aggregate of $40,000 of the principal amount of the Type A Debentures has been converted into an aggregate of 594,012 shares of common stock.

      As of April 23, 1999, the resale of the 2,000,000 shares issuable pursuant to the exercise of the Type A Warrants and the resale of the shares issuable pursuant to the conversion of an aggregate principal amount of $460,000 of the Type A Debentures were intended to be registered by way of inclusion in the Company's Registration Statement on Form SB-2, which has yet to be declared effective. Following the effective date of the Registration Statement on Form SB-2 or upon the availability of an exemption from the registration provisions of the Securities Act of 1933, as amended, the shares underlying the Type A Warrants and Type A Debentures, to the extent that they are acquired from the Company, may be offered and resold by the holders thereof, from time to time, as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Merger with RPM Incorporated and The Type B Private Placement

      On January 7, 1998, The Company issued a total of 3,305,000 shares of its common stock to thirty-six persons, none of whom had any affiliation with the Company. These issuances were made pursuant to the terms of a merger agreement by and among the Company, the Company's wholly-owned subsidiary Tirex Acquisition Corp. ("TAC"), and RPM Incorporated ("RPM") respecting the merger of RPM with and into TAC (the "RPM Merger"). The RPM Merger Agreement was effective on January 7, 1998, concurrent with the closing of a private placement of RPM's securities (the "RPM Private Placement"), in which RPM had offered to sell, on a best efforts 30 Units-or-none basis, up to 85 units of its securities (the "RPM Units"), each such RPM Unit consisting of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 (the "RPM Debentures") and 10,000 shares of the Common Stock of RPM. The closing took place upon the sale of 30.5 RPM Units. All of the net proceeds from the RPM Private Placement ($276,085) remained in RPM when it was merged into TAC, which was the surviving entity. Such proceeds thereby inured to the benefit of the Company. In effectuation of the RPM Merger, the Company:

         (i) exchanged one share of its common stock ("Merger Shares") for every issued and outstanding share of RPM common stock (which included 305,000 shares sold in the RPM Private Placement and 3,000,000 shares which had been issued and outstanding prior to the commencement of the RPM Merger); and

         (ii) assumed RPM's liabilities and obligations under 30.5 RPM Debentures in the aggregate principal amount of $305,000 which RPM had theretofore sold in the RPM Private Placement;

           After the Merger, the Company commenced the "Type B Private Placement", in which it offered and sold the same type of securities, as were sold in the RPM Private Placements, i.e., the securities offered in the Type B Private Placement consisted of "Type B Units" each consisting of 10,000 shares of the Company's common stock and one convertible Subordinated Debenture of the Company in the principal amount of $10,000 (the "Type B Debenture"). The number of Type B Units offered (54.5) was equal to the number of RPM Units remaining unsold as at the time of the Merger.

         Prior to the Merger, RPM and Tirex were completely separate entities. However, the RPM Private Placement, the merger, the exchange of RPM common stock for Tirex Common Stock, and the subsequent Type B Private Placement by Tirex were at all times contemplated as interdependent transactions and described in the RPM Private Placement Memorandum as such. Thus the contemplated post-merger Type B Private Placement was viewed as being a "continuance" of the RPM Private Placement. The Type B Private Placement differed from the RPM Private Placement only insofar as: (i) in the RPM Private Placement, RPM offered and sold shares of RPM common stock, which were to be exchanged for Tirex Common Stock in the Merger, while in the post-merger Type B Private Placement, the Company offered and sold shares of Tirex Common Stock; and (ii) in the RPM Private Placement, RPM offered and sold RPM debentures, which were to be assumed by Tirex in the Merger, while in the Type B Private Placement, the Company offered and sold Tirex Type B Debentures. Except for the above, the terms of the securities included in the Type B Units were identical to those included in the RPM Units

      Between January 23, 1998 and May 11, 1998, the Company sold 23 Type B Units, consisting in the aggregate of 230,000 shares of its common stock and twenty-three 10% convertible Debentures, each in the principal amount of $10,000, to 21 private investors, who had no affiliation with the Company.

      All of the Type B Debentures and the RPM Debentures, which had been assumed by the Company (referred to collectively, hereinafter as the "Type B
Debentures"), provide for: (i) the registration of the shares (the "Type B Conversion Shares") issuable upon the conversion of the

Type B Debentures; and (ii) restrictions on the transfer of the Type B Conversion Shares until the first to occur of: (a) six months from the effective date of the Registration Statement, or (b) one year from the date of the issuance of the Type B Debenture. The Type B Debentures are convertible at a ratio of one share for every $0.20 of the principal amount of the Debenture plus interest earned thereon from the date of issuance.1 The Type B Debentures are redeemable by the Company, at the option of the holder thereof, at face value plus all earned interest from the date of issuance on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Company.

      The resales of shares of the Company's common stock issuable pursuant to the conversion of the Type B Debentures, other than the Previously Converted Shares, are being registered by way of inclusion in the Registration Statement on Form SB-2.

Pre-Placement RPM Shares

      3,000,000 shares (the "Pre-Placement RPM Shares") of the 3,305,000 shares of RPM Common Stock for which the Company issued Merger Shares, constituted all of the shares of RPM Common Stock which were issued and outstanding prior to the commencement of the RPM Private Placement. These shares were exchanged for 3,000,000 Merger Shares in consideration of RPM's waiver of certain consulting fees in the amount of $4,000 per month, accrued prior and subsequent to the Merger pursuant to the terms of a certain five-year consulting agreement, dated June 9, 1997, among RPM, the Company, and Dr. Eugene Stricker and Mr. Mark Schindler who were, prior to the Merger, RPM's principal shareholders, officers, and directors (the "RPM Consulting Agreement"). Pursuant to the RPM Consulting Agreement, Dr. Stricker and Mr. Schindler rendered, and continue to render, consulting services to the Company concerning matters in connection with the operation of the business, equipment financing, corporate acquisitions, mergers and other business combinations, as well as management, corporate planning, marketing, organization and related matters. None of the RPM Shareholders had any affiliation of any kind with the Company prior to or after the Merger (except insofar as they have become shareholders of the Company as a result of the said Merger). Based upon information provided by the recipients (the RPM Shareholders") of the above described 3,305,000 shares of Common Stock and advice from the principals of RPM and the opinion of RPM's counsel, all 3,000,000 of the Pre-Placement RPM Shares were acquired by the RPM Shareholders prior to March 31, 1997; all of the RPM Shareholders are "accredited investors" as that term is defined in Rule 501(a) of the Securities Act; all 3,305,000 of the shares of RPM common stock (including the Pre-Placement RPM Shares as well as the RPM Shares sold in the RPM Private Placement) which were exchanged for Merger Shares were acquired in transactions which were exempt from the registration requirements of Section 5 of the Securities Act available under Rule 506 of Regulation D thereof, which would not be integrated, as such term is defined in Section 502(a) of Regulation D under the Securities Act, with the distribution of the Merger Shares to

----------

      1 As of April 23, 1999, (i) the holder of two Type B Debentures, in the aggregate principal amount of $100,000 converted all of the principal plus the $12,247 in interest due on such Type B Debentures through the date of conversion into 561,235 shares of common stock; and (ii) the holder of one Type B Debenture in the principal amount of $5,000 converted all of the principal, but none of the interest, due on such Type B Debenture into 25,000 shares of common stock (collectively the "Previously Converted Shares").

the RPM Shareholders, so as to render unavailable, for such distribution, the exemption from the registration provisions of the Securities Act under Rule 506 of Regulation D.

      Sales made in the RPM Private Placement and the Type B Private Placement and the exchange of shares in the Merger were effected in compliance with Rule 506 to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.


The Type C Private Placement

      On May 11, 1998, the Company completed a private placement (the "Type C Private Placement") made directly by the Company, with all offers and sales made by officers of the Company, of a total of 11,760,000 shares of the Company's Common Stock (the "Type C Shares") at a price of $.10 per share, yielding proceeds of $1,176,000, without deducting nominal incidental expenses incurred in connection with the offering. As was the case with the Type A and Type B Private Placements, the Type C Private Placement was effected in compliance with Rule 506 and the Type C Shares were offered and sold only to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.


      The 11,760,000 Type C Shares which were sold are being registered for re-sale to the public by the holders thereof by way of their inclusion in the Registration Statement on Form SB- 2.

Registration Statement

      On May 21, 1998, the Company filed a Registration Statement on Form SB-2 (Registration No. 333-53255) with the Securities and Exchange Commission, for the registration of the resale of certain presently outstanding shares of the Company's common stock and an undetermined number of shares issuable upon the conversion or exercise of certain presently outstanding debentures, options, and warrants. None of the shares included in the Registration Statement are being offered for sale by the Company and the Company will receive no proceeds from the resales of any of the shares included therein.

      As of April 23, 1999, the shares of common stock to be registered pursuant to the Registration Statement on Form SB-2 include: (i) 11,952,857 presently outstanding shares of the Company's common stock which are being offered by 58 selling shareholders including 11,760,000 shares issued to 57 persons in the Type C Private Placement described under "Material Financing Activities" and 192,857 shares issued in November 1998 to one individual; (ii) shares underlying an option issued to CG Tire Inc. ("CGT") on April 24, 1997, for the purchase, prior to April 23, 2000, of the number of shares which would constitute upon their issuance, on a fully diluted basis, up to ten percent (10%) of the issued and outstanding common stock of the Company at an exercise price equal to fifty percent (50%) of the average of the final bid and ask prices for the Company's common stock during the ten business days preceding the date of exercise; (iii) 2,000,000 shares issuable upon the exercise of the Type A Warrants issued in the Type A Private Placement described under "Material Financing Activities"; (iv) 2,000,000 shares issuable upon the exercise of currently outstanding common stock purchase warrants (the "SCT Warrants") to purchase 666,666 shares of the Company's common stock at an exercise price of $.25 per share, 666,666 shares of the Company's common stock at an exercise price of $.40 per share, and 666,666 shares at an exercise price of $.50 per share; (iv) shares issuable upon the conversion of the Type A Debentures, issued in the Type A Private Placement described under "Material Financing Activities", in the aggregate principal amount of $460,000 at a conversion rate equal to a maximum of 64.5% and a minimum of 61.5% of the closing bid price of the Company's common stock on the trading date immediately prior to the date upon which the Company receives a notice of conversion (see the discussion, above, in this section, under the subcaption "The Type A Private Placement"; and (v) 2,150,000 shares issuable upon the conversion of the Type B Debentures, issued under the Type B Private Placement described under "Material Financing Activities" in the aggregate principal amount of $430,000. (At the option of the holders of the Type A and Type B Debentures, all unpaid interest accrued on the Debentures, through the date of conversion, may also be converted into shares of the Company's common stock).

The Company is presently preparing to file an amendment to such Registration Statement and expects to do so as promptly as practicable.

                                  RISK FACTORS

      The Shares offered hereby are speculative and involve a high degree of risk. The Shares should not be purchased by investors who cannot afford the loss of their entire investment. Prospective investors should carefully consider all of the information contained in this Prospectus before deciding whether to purchase Shares and, in particular, the factors set forth below.

      Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

      1. Development Stage Company: No Assurance as to Future Profitable Operations. Because it is in the development stage and has had no significant operations to date, the Company cannot predict with any certainty the future success or failure of its operations. The Company's business, is subject to all of the risks inherent in the establishment of new businesses and there is no assurance that the Company will generate net income or successfully expand its operations in the future. Moreover, as a new enterprise, it is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. Because of the Company's very limited business history, there is little evidence for investors to analyze in order to make an informed judgment as to the merits of an investment in the Company. Any such investment should therefore be considered a high risk investment in an unseasoned start-up company with the possibility of the loss of the entire investment.

      2. Need For Substantial Additional Capital. The Company has recently completed the development of the TCS-1 Plant. It has sold certain parts of the first of such Plants (while retaining ownership of other parts and operating rights over the entire Plant). The Company has also entered into sublease arrangements for the parts of the Plant which it sold. We have taken orders and, in some cases, received refundable deposits on such orders, for a total of another fourteen Plants. The Company has not yet begun commercial manufacture of TCS-1 Plants for sale because none of the persons, who have placed orders for such Plants, have yet obtained the required financing to effect their purchases. Operations in our second business segment, which involves operating the first complete TCS-1 Plant and manufacturing molded rubber welcome mats out of the recycled rubber crumb derived therefrom, commenced in March of 1999 and as at the end of April had yielded only limited revenues. Therefore the Company remains in need of substantial financing from sources other than operations in order to cover its overhead, complete the establishment of its rubber molding plant and maintain and expand its operations. To date, we have been able to meet our outside financing requirements, as described below.

      During the period between January 7, and May 11, 1998, the Company completed and closed certain financing activities which yielded aggregate net proceeds to the Company in the amount of $2,063,795 (see Risk Factor No. 6 "Dilutive and Other Adverse Effects of Presently Outstanding Debentures, Warrants, and Options"). From July 1, 1998 through March 31, 1999, the Company has also received approximately $1,506,000 from various other sources (other than operations) including: (i) sale and lease back financing on inventory and equipment owned by the Company; (ii) Canadian research and development tax credit refunds; (iii) loans from officers and directors; (iv) refunds of all of the 15% sales tax paid by the Company on all goods, and services purchased in connection with the Company's manufacturing activities. The foregoing have provided adequate funding to accomplish the following: (i) cover all of the Company's costs related to the first production model of the TCS-1 Plant (the "Production Model"), including previously unanticipated modifications identified during testing; (ii) proceed with renovations of the Company's new manufacturing and assembly facility which have brought it into full compliance with all applicable provincial and municipal regulations except for the purchase and installation of a sprinkler system which will cost approximately $100,000 and for which the Company expects to be able to obtain sale and lease back financing; (iii) cover the Company's overhead costs and expenses; and (iv) cover the initial costs of establishing and commencing operations in the Company's second business segment involving the operation of a TCS-1 Plant and the production of molded rubber products, including capital investments in molding and flocking equipment.

      The Company expects that these same funding sources, together with anticipated cash flow from rubber mat molding operations, which were started in April 1999, vendor financing, and conventional asset based debt financing against receivables and inventory will continue to provide sufficient capital to cover overhead and maintain and expand molding operations. The Company is also ready to begin full scale, commercial manufacture of TCS-1 Plants. Its present plans do not require that the Company obtain any outside financing to do so, but instead require only partial prepayments from the purchasers of such Plants. The Company will not manufacture any TCS-1 Plants for purchasers unless and until it receives the prepayments necessary to fund such manufacture. Therefore, any failure or delay, on the part of the persons who have placed orders with the Company for TCS-1 Plants, to obtain the required financing to effect such purchases, will be directly reflected in a commensurate delay or failure, on the Company's part, to begin TCS-1 Plant manufacturing operations.

      Absent adequate revenues from operations during the phase-in period of commercial operations, the Company will remain dependent on the outside sources described above to meet its requirements and to continue operating. While the Company believes it will be successful in continuing to obtain sufficient financing from such sources, there can be no assurance with any certainty that this will, in fact, be the case and the failure to do so would have a material adverse effect on the Company's ability to continue to operate. The Company's more long term future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations, the cost of the Company's sales and marketing activities and the progress of the Company's research and development activities, none of which can be predicted with certainty. Receipt of any projected revenues is entirely dependent upon the TCS-1's continuing to meet performance standards under long-term, commercial operating conditions, the Company's ability to successfully market finished products made from recycled rubber crumb (including but not limited to the welcome mats we are presently producing), and the ability of prospective purchasers of TCS-1 Plants to obtain financing to effect their projected purchases.

      While management does not believe that it will be the case, prospective investors in the Company should note that if all of the above described internal and external sources for financing should fail to be sufficient, the Company could be required to reduce its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or otherwise disadvantageous.


      3. History of Losses and Accumulated Deficit. The Company has experienced operating losses in each fiscal period since its formation in 1987, including the period since the 1993 inception of its tire recycling business plan. As at June 30, 1998, the Company had a deficit accumulated since formation in the aggregate approximate amount of $10,051,483, approximately $8,994,127 of which was accumulated since the 1993 inception of the Company's present business plan. The Company expects to incur additional operating losses through at least the end of the fiscal year ending June 30, 1999 and possibly thereafter (see, above, Risk Factor No. 1 "Development Stage Company: No Assurance as to Future
Profitable Operations"). Since its inception, the Company has generated extremely limited revenues from operations.

      4. Going Concern Assumption. The Company's independent auditors' report on the Company's financial statements for the years ended June 30, 1997 and 1998, contains an explanatory paragraph indicating that: (i) the Company is still in the development stage; (ii) it cannot be determined at this time that the Company's tire disintegration technology will be developed to a productive stage; and (iii) the Company's uncertainty as to its productivity and its  ability to raise  sufficient  capital  raise  substantial  doubt  about its ability to continue as a going concern. In addition, the Company had an accumulated deficit of $10,051,483 as at June 30, 1998. The Company will require substantial additional funds in the future, and there can be no assurance that any independent auditors' report on the Company's future financial statements will not include a similar explanatory paragraph if the Company is unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may materially adversely affect the Company's relationship with prospective customers and suppliers, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations.

      5. No Guarantee of Product Acceptance in Market. The first production model of the TCS-1 Plant was completed in May of 1998 and, since March 1999, the Company has been operating it on a commercial basis. Because of its extremely limited operating history, there can be no assurance that the TCS-1 Plant will be accepted in the market for tire disintegration equipment. Moreover, the Company's market research has focused on the potential demand for the TCS-1 Plant, and the rubber crumb it is designed to produce, to the exclusion of other types of tire disintegration equipment. While the Company has received orders on approximately fourteen TCS-1 Plants, to date, none of its potential customers have obtained financing to effect purchases pursuant to such orders. While the Company believes that all orders included in its backlog may eventually result in purchases, it is not able to estimate with any assurance the potential demand for the TCS-1 Plant. There can be no assurance that sufficient market penetration can be achieved so that projected production levels of the TCS-1 Plant will be absorbed by the market.


      6. Dilutive and Other Adverse Effects of Presently Outstanding Debentures, Warrants, and Options. As of April 22, 1999, there were outstanding options and warrants pursuant to which the Company is obligated to sell common stock, as follows:

      (a) 2,000,000 common stock purchase warrants (the "Type A Warrants") to purchase a like number of shares of the Company's common stock at an exercise price of $.001 per share, the resale of all of which shares are included in the Company's Registration Statement on Form SB-2 (see "The Company - Registration Statement").

      (b) 10% convertible Type A Debentures in the aggregate principal amount of $460,000, with principal and interest convertible, in whole or in part, into shares of the Company's common stock at a conversion ratio equal to a percentage ranging between 64.5% and 61.5% of the closing bid price of the Company's common stock on the trading date immediately preceding the date of the Company's receipt of a notice of conversion from a holder of the Type A Debentures. Accordingly, if, on April 26, 1999, all of the principal amount, but none of the interest, due on the Type A Debentures had been converted into common stock (based on the closing bid price of the common stock as at April 23, 1999), a total of 7,131,783 shares of common stock would have been issued in respect of such conversion. The resale of all of these shares are included in the Company's Registration Statement on Form SB-2 (see "The Company -

            Registration Statement"). To the extent that the interest portion of the Debenture is not converted, all accrued interest will be payable in cash.

      (c) 10% convertible Type B Debentures in the aggregate principal amount of $430,000, with principal and interest convertible, in whole or in part, into shares of the Company's common stock at a conversion ratio of one share for every $.20 of principal amount and interest earned thereon from the date of issuance. If the principal amount of all of the Type B Debentures, but not the interest, were converted, the aggregate number of shares issuable would be 2,150,000, the resale of all which shares are included in the Company's Registration Statement on Form SB-2 (see "The Company - Registration Statement"). To the extent that the interest portion of the Type B Debenture is not converted, all accrued interest will be payable in cash.

      (d) an option to purchase 235,294 shares, held by Lenford Robins, an unaffiliated consultant, exercisable at a price of $.17 per share. Mr. Robins is an expert in all types of equipment financing through sale and leaseback arrangements, and otherwise, and has provided, and continues to provide, consulting services to the Company with respect to locating, structuring, and arranging such financing for purchasers and potential purchasers of TCS-1 Plants. From the Summer of 1996 through the Spring of 1997, Mr. Robins provided substantial consulting services in connection with sale and leaseback financing for Ocean's Tire Recycling & Processing Co., Inc. ("Oceans Tire").

      (e) options to purchase, on or before June 30, 1999, an aggregate of 250,000 shares, at an exercise price of $.28 per share. The above described options are held among three individuals, including Sharon Sanzaro (the spouse of Louis Sanzaro, an officer and director of the Company), who hold such options as designees or assignees of Ocean/Venture III, Inc., a company controlled by Mr. Sanzaro. These options were granted in consideration of the agreement of Ocean/Venture III, Inc. given on June 30, 1996 to extend the maturity date of certain indebtedness which the Company owed to Ocean/Venture III, Inc. for a period of 120 days from such date.

      (f) an option, held by a director of the Company, to purchase 20,000 shares of convertible preferred stock at a price of $10 per share (the "Preferred Option"). If purchased, such preferred stock will be convertible into shares of the Company's common stock at a conversion ratio equal to the number of shares of common stock purchasable for the purchase price of each preferred share ($10) at 30% of the average market price of the Company's common stock during the five trading days immediately prior to the date of conversion provided, however, that should the total number of shares of the Preferred Stock which can be purchased pursuant to the Option, be convertible into fewer than two million (2,000,000) shares of the Company's Common Stock, the number of shares of Preferred Stock purchasable under the Option, at the exercise price of ten dollars per preferred share, will be increased to such number as is convertible to 2,000,000. If the shares of convertible preferred stock had been converted into shares of the Company's common stock as at April 26, 1999, a total of 5,333,333 shares would have been issued in respect of such conversion.

      (g) the CGT Option to purchase a number of shares equal, on a fully diluted basis, to 10% of the total issued and outstanding common stock of the Company, at an exercise price equal to $.1195 per share with respect to 969,365 shares and at an exercise price with respect to the balance of the shares equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Company, as quoted in the OTC Bulletin Board during the ten business days preceding the exercise date. If all of the other presently outstanding debentures, options, and warrants were exercised, as described above, the total number of shares of common stock of the Company issued and outstanding would be 106,296,410, prior to the exercise of the CGT Option, in which case, the number of shares subject to the CGT Option would be 11,810,712, the resale of all of which shares are included in the Company's Registration Statement on Form SB-2 (see "The Company - Registration Statement").

      (h) 2,000,000 common stock purchase warrants (the "SCT Warrants") to purchase a like number of shares of the Company's common stock at an exercise price of $.25 per share for the first 666,666 shares, $.40 per share for the second 666,666 shares, and at $.50 per share for the remaining 666,666 shares. The resale of all of these shares are included in the Company's Registration Statement on Form SB- 2 (see "The Company - Registration Statement").

      The holders of the convertible debentures, the warrants, and the outstanding options have an opportunity to profit from a rise in the market price of the common stock, if such rise should occur, with a resulting dilution in the interests of the other shareholders. Moreover, if the above described debentures, warrants, and options (the "Convertible Securities") are converted or exercised, most of the shares of common stock issued upon such exercise or conversion (the "Underlying Shares") will be available for immediate sale into the public market, commencing on the effective date of the Company's Registration Statement for Form SB-2. The sale or availability for sale of substantial amounts of common stock in the public market could adversely affect the prevailing market price of the Company's common stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. In addition, even if the Convertible Securities are not converted or exercised, the terms on which the Company may obtain additional financing may be adversely affected by the existence of such securities. For example, the holders of the Convertible Securities could convert or exercise them at a time when the Company is attempting to obtain additional capital through a new offering of securities which have terms more favorable (to the Company) than those provided by the then outstanding Convertible Securities.

      7. Additional Dilution from Issuance of Shares for Services. To date, the Company has had very limited revenues from operations. Accordingly, the bulk of its cash assets have been, and may continue to be, utilized to cover the expenses associated with the development of its business and products. Given the foregoing, the Company regularly pays certain of its financial obligations by issuing restricted shares of its common stock, at a discount, in lieu of cash. The discounts at which such shares were issued was generally, but not always, set at 50% of the average market price of the stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board. Such discounts were either negotiated at arms length with third parties or determined arbitrarily by the Company, in which cases they bore no relationship to the Company's assets, earnings, book value or other such criteria of value. Such issuances have, and may continue to, result in substantial dilution to the Company's existing shareholders.

      From January of 1995 through April 22, 1999, the Company has issued a total of 39,129,410 shares, constituting approximately 44.8% of the issued and outstanding shares of the Company in lieu of cash compensation and expense reimbursement due under employment and consulting agreements with its executive officers, employees, and corporate counsel and in additional compensation by way of directors shares and stock bonuses. In addition, during that period, the Company issued 13,410,946 shares, constituting approximately 15.38% of the issued and outstanding common stock of the Company to affiliated and non-affiliated consultants and subcontractors for consulting services of various types. For as long as the Company has insufficient cash resources to meet its obligations to its officers, counsel, and outside vendors, the Company will, to the extent possible, continue to issue shares of its common stock at negotiated or arbitrary discounts. In addition, the Company intends to submit to its shareholders, proposals to adopt three stock option plans for the benefit of its employees (See Risk Factor No. 9 "Possible Voting Control by Management and Corporate Counsel" and Risk Factor No. 27 "Adverse Effects of Proposals to Be Presented at Annual Shareholders Meeting: Anti-Takeover Provisions, Limitations on Shareholders Voting Rights, and Stock Bonuses to Management").

      8. Possible Depressive Effect on Price of Securities of Future Sales of Common Stock. The resale of 11,952,857 of the 87,196,000 common shares of the Company, issued and outstanding as of April 22, 1999, has been included in the Company's Registration Statement on Form SB-2 (See "The Company - Registration Statement"). All 11,952,857 shares will be freely tradeable commencing on the effective date of such Registration Statement. The resale of an estimated 25,092,495 shares issuable upon the exercise or conversion of certain presently outstanding options, warrants, and debentures have also been included in such Registration Statement and will be freely tradeable upon the later of: (i) the effective date of the Registration Statement; or (ii) their issuance. The sale or other disposition of much of the other currently outstanding shares of common stock is restricted by the Securities Act. Unless such sales are registered, these shares may only be sold in compliance with Rule 144 promulgated under the Securities Act or some other exemption from registration thereunder. Rule 144 provides, among other matters, that if certain information concerning the operating and financial affairs of the Company is publicly available, persons who have held restricted securities for a period of one year may thereafter sell in each subsequent three month period up to that number of such shares equal to one percent of the Company's total issued and outstanding common stock. The sale or availability for sale of substantial amounts of common stock in the public market after the offering being made by such Registration Statement could adversely affect the prevailing market price for the Company's common stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

         9.  Possible  Voting  Control  by  Management  and  Corporate  Counsel:
Possible Depressive Effect on Market Prices. As of April 22, 1999, the Company's officers and directors were the beneficial owners of an aggregate of 31,590,872 shares, constituting approximately 36.23% of the Company's outstanding common stock. The Company intends to hold an annual meeting of its shareholders prior to the end of the current calendar year. (See Risk Factor No. 27 "Adverse
Effects  of  Proposals  to  Be   Presented  at  Annual   Shareholders   Meeting:
Anti-Takeover Provisions, Limitations on Shareholders Voting Rights, and Stock Bonuses to Management"). In addition to the proposals discussed in Risk Factor No. 27, the Board of Directors has proposed that the shareholders approve the adoption of three stock option plans. If adopted, two of these plans will be for the benefit of all of the Company's employees, but management and key employees are expected to be the principal beneficiaries thereof. The third of these proposed plans, is intended to be specifically for the purpose of awarding options for the purchase of shares of common stock at a nominal exercise price of $.001 per share, to key employees and members of management in respect of certain specified performance achievements attained or to be attained by the Company due to their efforts.

      The other two stock option plans to be presented to the Shareholders, consist of a statutory and a non-statutory plan. Key management and other employees will also be eligible to receive option grants under each of such plans. The exercise price of options granted under the statutory plan must be not less than 100% of the market price on the day the option is granted unless the grantee owns 10% or more of the total issued and outstanding common stock of the Company, in which case the exercise price must be not less than 110% of the market price on the day the option is granted. The non-statutory plan to be proposed to the shareholders calls for an exercise price of not less than 50% of the market price on the date the option is granted.

      The concentration of ownership by the Company's officers and directors may, along with other "anti-takeover" measures which the Board of Directors plans to submit to the shareholders, discourage potential acquirors from seeking control of the Company through the purchase of Common Stock, and this possibility could have a depressive effect on the price of the Company's Securities. (See "Risk Factor No. 25 "Adverse Effects of Proposals to Be Presented at Annual Shareholders Meeting: Anti-Takeover Provisions, Limitations on Shareholders Voting Rights, and Stock Bonuses to Management")

         10. Proposed Reverse Split: Possible Negative Effect on Value of Securities. As of April 22, 1999 there were 87,196,000 shares of the Company's common stock issued and outstanding. While the Company considers that it would be highly unlikely if all of the currently outstanding options and warrants were to be exercised and all of the currently outstanding debentures were to be converted with respect to the principal amount of such debentures, there could be up to 118,107,122 shares of common stock issued and outstanding. On August 13, 1997, the Company received a Letter of Intent from H.J. Meyers, Inc. (the "Meyers Letter of Intent"), a broker-dealer registered with the National Association of Securities Dealers, Inc., for the underwriting of a proposed public offering. On or about September 16, 1998, however, H. J. Meyers abruptly ceased doing business. The Company intends to endeavor to effect a public offering of its securities and is presently in negotiations with another potential underwriter. The Meyers Letter of Intent had required that the Company have not more than ten million (10,000,000) shares of common stock issued and outstanding prior to the proposed public offering. The Company believes that any potential underwriter for a public offering of the Company's securities will require that the Company effect a reverse split to reduce the number of shares of its common stock issued and outstanding because the total number of shares of common stock currently outstanding is disproportionately large in relation to the Company's level of sales, net income and net worth. Additionally, the Company's common stock has had a low market value per share in recent months, which may, the Company believes, tend to reduce stockbroker and investor interest in the Company. Further, the Company believes that the current per share price of the Company's common stock may limit the effective marketability of the Company's common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. In light of the above, the Company intends to call a meeting of its shareholders and to submit to them a proposal to reverse split the number of shares of common stock issued and outstanding at a ratio of one post-split share for every seven pre-split shares, or at some other, possibly higher, ratio, as the board of directors shall agree is in the best interests of the Company and its shareholders. Based upon the number of shares issued and outstanding as of April 22, 1999, and assuming that the Reverse Split is approved by the shareholders and effected at a one-for-seven ratio, there will be a decrease in the number of outstanding shares of common stock of the Company to approximately 12,456,571 shares. Because of standard anti-dilution clauses or market price sensitive exercise or conversion prices contained in all presently outstanding convertible debentures, warrants, and options, such reverse split would also affect the number of shares of common stock issuable upon conversion or exercise of such debentures, warrants, or options. Negotiations with potential underwriters may result in a different reverse-split ratio or even a second reverse split.

      The Company believes that a decrease in the number of shares of common stock outstanding may increase the trading price and marketability of such shares. However, the market price of the Company's common stock should also be expected to reflect Company performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the market price of the Common Stock after the Reverse Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares. The Reverse Split may leave stockholders with one or more "odd lots" of the Company's stock, i.e. stock holdings in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in lots of 100.

      Upon the effectiveness of the Reverse Split, if it is approved by the Shareholders, the presently issued certificates shall be deemed to represent the number of shares equal to the number of pre-split shares originally represented by such certificate divided by the ratio of the reverse split, and rounded up to the next full number. EXAMPLE: if the reverse split is effected at a one-for-seven ratio, a certificate which originally represented 294,005 pre-split shares would be deemed to represent 294,005 divided by seven (42,000.7), rounded up to the next full number, i.e., 42,001 shares. Thus no fractional shares of common stock will result from the reverse split (see "Risk Factor No. 6, Dilutive and Other Adverse Effects of Presently Outstanding Debentures, Warrants and Options").


      11. Dependence on Major Customers. To date the Company has received orders for fifteen TCS-1 Plants, eight of which were ordered by Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") and parts of one of which have been purchased by Oceans Tire Recycling & Processing Co., Inc. ("Oceans Tire"), a company under common control with O/V III. The eight Plants ordered by O/V III constitute approximately fifty-six percent (56%) of the Company's present backlog. The Company has also received orders for four TCS-1 Plants from ENERCON America Distribution Limited ("Enercon") of Westerville, Ohio. The Enercon orders constitute approximately twenty-eight percent (28%) of the Company's present backlog. The loss of either of these two customers would have a major adverse effect on the Company. Both O/V III and Oceans Tire are controlled by Louis V. Sanzaro, an officer and director of the Company.

      Completion and consummation of all currently outstanding orders for TCS-1 Plants, are entirely dependent on each customer's obtaining lease or other financing for the purchased portions of the Plant as well as all required permits and licenses to operate a Plant. In this regard, the Company notes that Enercon initially placed orders for two plants in August 1998. Enercon has assured the Company on numerous occasions that it expects to receive financing to effect these purchases, but to date no such financing has been obtained by Enercon. The Company is unable to state when, if ever, Enercon will receive its funding and be in a position to effect its projected purchases of a total of four TCS-1 Plants.


      12. Uncertainty of Product and Technology Development: Technological Factors. The Company has completed and is presently operating the first production model of the TCS-1 Plant. The Company's success will depend upon the TCS-1 Plant's continuing to meet targeted performance and cost objectives on a long term, commercial basis. Such an outcome will be subject to the risks inherent in the development of a new product, technology, and business. There can be no assurance that under commercial usage conditions, the TCS-1 Plant will satisfactorily perform the functions for which it has been designed and constructed, that it will meet applicable price or performance objectives, or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in establishing the Company's business at a profitable level. There can be no assurance that, despite the successful operation of the TCS-1 Plant during the current, initial operational period, we will not encounter problems which could result in loss or delay in market acceptance of the TCS-1 Plant.


      13. International Sales and Operations. The Company plans to market the TCS-1 Plant in Europe and India during the 1999 calendar year, and in other areas throughout the world as opportunities arise. There can however, be no assurances that the TCS-1 Plant will be successfully marketed or that any anticipated international sales of TCS-1 Plants will take place. In addition, the Company will seek joint ventures with purchasers of TCS-1 Plants for the purpose of engaging in the business of operating tire recycling businesses equipped with TCS-1 Plants. To the extent that the Company engages in international sales and/or operations, it will be subject to various risks associated therewith, including but not limited to changes in tariff rates, lack of reliability and availability of qualified labor, and instability of political climate or economic environment. In addition, the value of any capital equipment owned by such joint ventures and any operating lease or equipment purchase financing payments received by the Company, may, under certain conditions, be valued or paid in non-U.S. currencies, all of which will be subject to independent fluctuating exchange rates with the U.S. dollar which may have an adverse affect on the Company's revenues or asset values in terms of the U.S. dollar.

      14. Protection of Tirex Proprietary Technology and Potential Infringement. The success of the Company's proposed business depends in part upon its ability to protect its proprietary technology and the TCS-1 Plant which utilizes such technology. On April 7, 1998, the Company was issued a United States patent on its Cryogenic Tire Disintegration Process and Apparatus (Patent No. 5,735,471). This patent will expire on December 18, 2016. In November 1998, the

Company filed this patent with the Canadian Patent Office. The Company is presently unable to state how long the Canadian review will take. While the Company expects a Canadian patent to be granted, it is unable to give any assurance that this will in fact be the case. Prior to obtaining its patent, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 Plant. Except where the terms of their employment agreements would make it redundant or, in the sole discretion of management, it is determined that because of the non-technical nature of their duties, such agreements are not necessary or appropriate, the Company has, and will continue to, enter into confidentiality and invention assignment agreements with all employees and consultants which limit access to, and disclosure or use of, the Company's proprietary technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. Moreover, there can be no assurance that the Company will have the resources to defend its Patent by bringing patent infringement or other proprietary rights actions.

      15. Limited Public Market: Company Not Eligible for Inclusion on NASDAQ. To date there has been only a limited and sporadic public market for the Company's common stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. Purchasers of shares of common stock of the Company may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. The Company's common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company intends to apply to have its common stock approved for quotation on the Nasdaq SmallCap Market at such time, in the future, that it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange. All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. In addition, it is likely that the Company, which, as of April 22, 1999, had 87,196,000 shares of common stock issued and outstanding, will have to effect a reverse split of its issued and outstanding stock, in order to meet the minimum bid price requirement (see, also, Risk Factor No. 6 "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Option"). Moreover, even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where the common stock is currently quoted or in the "pink sheets" published by the

National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the common stock than would be the case if the common stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the common stock is included in the Nasdaq SmallCap system, there is no assurance that the public market for the common stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without the underwriting arrangements typically found in a public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the public at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

      Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 16. Applicability of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the common stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of the Company's common stock.

      16. Applicability of "Penny Stock Rules" to Broker-Dealer Sales of Company Common Stock. As discussed above, at the present time, the Company's common stock is not listed on The Nasdaq SmallCap Stock Market or on any stock exchange. Although dealer prices for the Company's common stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on April 4, 1994.

      The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders and the Underlying Share Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of substantially less than $5. Accordingly, any broker-dealer sales of the shares being registered hereunder, as well as any subsequent market transactions in the Company's common stock, will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

      The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to the Company's common stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's common stock.

      17. Management's Lack of Industry Experience. Although Management has significant general business and engineering experience, potential investors should be aware that, prior to their association with the Company, no member of management has been directly involved in administering a tire disintegration, recycling, tire disintegration equipment manufacturing, or molded rubber products business, except for Mr. Sanzaro, who has more than twenty years of experience in the recycling business (excluding tires).

      18. Dependence on Key Personnel. The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Terence C. Byrne, Chairman of the Board of Directors and Chief Executive Officer; Louis Sanzaro, President and Chief Operating Officer, and Louis V. Muro, Vice President in charge of engineering. The loss of any of these persons could have a material adverse affect on the Company's business, prospects, operating results, and financial condition. The Company has entered into employment agreements with Messrs. Byrne, Sanzaro, and Muro. The Company does not presently have key man life insurance policies and does not intend to obtain any unless required to do so under future financing arrangements. There can be no assurance that such policies will be available to the Company on commercially reasonable terms, if at all. Additionally, the ability of the Company to realize its business plan could be jeopardized if any of its senior management becomes incapable of fulfilling his obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its senior management.

      19. Regulatory and Environmental Considerations. The Company does not expect that its equipment manufacturing operations will be subject to any unusual or burdensome governmental regulations. However, the Company is presently operating the First Production Model of the TCS Plant, which is installed at its Montreal facility. The TCS-1 Plant is a "closed loop" system which does not use any chemicals, solvents, gases or other substances which could result in emissions of any kind and, to the best of the Company's knowledge, does not result in the emission of air pollution, the disposal of combustion residues, the storage of hazardous substances (as is the case with other tire recycling processes such as pyrolysis), or the production of any significant amounts of solid waste which would have to be landfilled. However, the operation of a TCS-1 Plant involves, to varying degrees and for varying periods of time, the storage of scrap tires which, with their size, volume and composition, can pose serious environmental problems. While the Company does not believe that such storage will normally involve quantities of tires so large or storage periods so extensive as to constitute the "stockpiling" of scrap tires, it should be noted that stockpiling, should it occur, could constitute a particularly serious environmental problem. Among the numerous problems relating to scrap tires is that, when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin.

      As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. The Company, and, if any TCS-1 Plants are sold by the Company, other operators of TCS-1 Plants, will therefore be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. Establishing and operating a TCS-1 Plant for tire recycling will require numerous permits and compliance with environmental and other government regulations, on the part of the Company's customers, both in the United States and Canada and in most other foreign countries. The process of obtaining required regulatory approvals may be lengthy and expensive for both the Company and for its TCS-1 Plant customers. Moreover, regulatory approvals, if granted, may include significant limitations on either the Company's or its customer's operations. The EPA and comparable state and local regulatory agencies actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions, and criminal prosecutions.

      Compliance with applicable environmental and other laws and regulations governing the business of the Company, and of all TCS-1 Plant Operators, may impose financial burdens that could adversely affect the business, financial condition, prospects, and results of operations, of the Company. Such adverse affects could include, but may not be limited to, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Plants discouraging potential customers from purchasing a TCS-1 Plant. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 Plant and make such by-products less profitable or even impossible to sell at an economically feasible price level.

      The Company believes that existing government regulations, while extensive, will not result in the disability of either the Company or its TCS-1 Plant customers to operate profitably and in compliance with such regulations. However, since all government regulations are subject to change and to interpretation by local administrations, the effect of government regulation could conceivably prevent, or delay for a considerable period of time, the development of the Company's business as planned and/or impose costly new procedures for compliance, or prevent the Company or its TCS-1 customers from obtaining, or affect the timing of, regulatory approvals. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could therefore increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 Plant and make such by-products less profitable or even impossible to sell at an economically feasible price level, which could result in the Company's or its TCS-1 customers' businesses being less profitable, or unprofitable, to operate. Continually changing government compliance standards and technology, could also affect the Company's future capital expenditure requirements relating to environmental compliance. Likewise, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Plants could discourage potential customers from purchasing a TCS-1 Plant which would adversely affect the Company's business, prospects, results, and financial condition. As a result, the business of the Company could be directly and indirectly affected by government regulations.

      20. Technological Changes. To date, the market for tire disintegration equipment has not, to the best of management's knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to the Company, will not, at any time in the future and without warning, render the Company's tire disintegration technology less competitive or even obsolete. Moreover, the technology upon which the Company's tire disintegration system is based, could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although the Company has been issued a United States patent respecting its proprietary disintegration system, the Company may not have the financial resources to successfully defend such patent, were it is to become necessary, by bringing patent infringement suits against parties that have substantially greater resources than are available to the Company. The Company must continue to create innovative new products reflecting technological changes in design, engineering, and development, not only of new tire disintegration machinery, but of products, and machinery capable of producing products, which incorporate and recycle the rubber, steel, and/or fiber by-products which will be produced by the operation of the TCS-1 Plant. Failure to do so, could prevent to Company from gaining and maintaining a significant market for its products. This may require a continuing high level of product development, innovation, and expenditures. To the extent that the Company does not respond adequately to such technological advances, its products may become obsolete and its growth and profitability may be adversely affected.

      21. Competition. With respect to our equipment manufacturing segment, although management believes that the TCS-1 Plant has distinct advantages over other existing tire disintegration methods, the Company will face competition from other equipment manufacturers, virtually all of whom will be larger than the Company, and will have substantially more assets and resources than the Company. Management intends to meet such competition by developing technological innovations which will keep the TCS-1 Plant more economical and efficient than other tire disintegration methods although no assurance can be given that this will prove to be the case.

      With respect to our molded rubber products segment, the market for such products is highly competitive. However, competition with respect to molded products made from recycled rubber is comparatively moderate. The Company will attempt to compete in certain markets for products presently made from both new and recycled rubber. It intends to do so on the basis of quality and price. We believe that, especially within the markets for products made from recycled rubber, our ability to vertically integrate production, by using recycled rubber crumb produced by our TCS-1 Plant, will give us a competitive advantage. With respect to competition against manufacturers of new rubber, all of whom are larger than the Company and have substantially more assets and resources than the Company, competitive efforts will focus on research and development of new methods for utilizing at least a portion of more economical and ecologically beneficial recycled rubber, where new rubber is now used.

      22. No Dividends and None Anticipated. The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

      23. Possible Adverse Effects of Authorization and Issuance of Preferred Stock. The Company's amended Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "Class A Stock". Twenty thousand of such shares are reserved for issuance as preferred stock under an outstanding option therefor. The Board of Directors has the power to issue the balance of the Class A Stock in such series and classes and with such designations, rights and preferences as may be determined from time to time by the Board of Directors. The issuance of any series of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock and could be used by the Board of Directors as a means to prevent a change in control of the Company. Such preferred stock issuances could make the possible takeover of the Company, or the removal of management of the Company, more difficult. The issuance of such preferred stock could discourage hostile bids for control of the Company in which shareholders could receive premiums for their Common stock or warrants, could adversely affect the voting and other rights of the holders of the common stock, or could depress the market price of the common stock. Also, the voting power and percentage of stock ownership of the shareholders of the Company's outstanding capital stock can be substantially diluted by such preferred stock issuance. See also, Risk Factor No. 27 "Adverse Effects of Proposals to Be Presented at Annual Shareholders Meeting:
Anti-Takeover Provisions, Limitations on Shareholders Voting Rights, and Stock Bonuses to Management".

      24. Prior Notice Not Required For Shareholder Actions. None of the Company's securities is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "34 Act"). As a result, the Company is not subject to the Proxy Rules of Section 14 of the 34 Act. The Company is thus able to take shareholder actions in conformance with Section 228 of the Delaware General Corporation Act, which permits it to take any action which is required to, or may, be taken at an annual or special meeting of the shareholders, without prior notice and without a vote of the shareholders. Instead of such vote, the written consent or consents in writing, setting forth the action so taken, can be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted on such action. The only notice which shareholders other than those who consented to such action, are entitled to, is required to be given promptly after the action has been taken.

         25. Adverse Effects of Proposals to Be Presented at Annual Shareholders
Meeting: AntiTakeover Provisions, Limitations on Shareholders Voting Rights, and Stock Bonuses to Management. The Company intends to hold an annual meeting of its shareholders prior to the end of the current calendar year. This will be the first meeting of the Shareholders ever called by the Company. The Board of Directors has proposed that the Company's Certificate of Incorporation should be amended and restated to contain provisions that may make it more difficult to acquire control of the Company by means of tender offer, over-the-counter purchases, a proxy fight, or otherwise. If adopted by the required vote of the Company's shareholders, the amendments will include: (i) the addition of a "fair price" provision to the Certificate of Incorporation that regulates business combinations with any person or group beneficially owning fifteen percent (15%) or more of the Company's common stock, including a voting requirement of seventy-five percent (75%) of the voting power of all outstanding voting shares of the Company (excluding shares held by such fifteen percent (15%) stockholder or group of stockholders) for a business combination, unless the business combination is approved by a majority of the members of the Board of Directors who have held office since prior to the date of the 1999 annual meeting (the "Continuing Directors") or satisfies certain minimum price and procedural requirements; (ii) the addition to the Certificate of Incorporation of a provision granting authority to the Board of Directors to adopt one or more shareholder rights plans, rights agreements, or other forms of "poison pills" in the future without further shareholder approval, (iii) the addition to the Certificate of Incorporation of a provision classifying the Board of Directors into three classes; (iv) the addition to the Certificate of Incorporation of a seventy-five percent (75%) voting requirement for any stockholder action to be taken by written consent; (v) an amendment to the Certificate of Incorporation requiring the affirmative vote of the holders of seventy-five percent (75%) of the outstanding voting stock to amend, alter and repeal the By-laws and to allow the Board of Directors to amend, alter or repeal the By-laws without stockholder consent; (vi) the addition to the Certificate of Incorporation of a provision electing to be governed by the provisions of Section 203 of the Delaware General Corporation Law which, under certain circumstances, imposes restrictions on proposed business combinations between a company and an interested stockholder of such company; (vii) the addition of a seventy-five percent (75%) voting requirement in order to amend, alter or repeal the foregoing proposed amendments to the Certificate of Incorporation; (viii) an amendment to the By-laws eliminating the ability of stockholders to call a special meeting; and (ix) the addition to the By-laws of a provision requiring that stockholders submit director nominations and other business to be considered at meetings of stockholders at least 90 days in advance of any such meeting of stockholders. The proposed amendments are not being submitted to the shareholders in response to any effort, of which the Company is aware, to accumulate the Company's common stock or to obtain control of the Company.

      The proposed amendments, individually and collectively, may have the effect of making more difficult and discouraging a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of some or all of the Company's stockholders. The proposed amendments also may delay the assumption of control by a holder of a large block of the Company's common stock and the removal of incumbent management, even if such removal might be beneficial to some or all of the stockholders. Furthermore, the proposed amendments may have the effects of deterring or frustrating certain types of future takeover attempts that may not be approved by the incumbent Board of Directors, but that the holders of a majority of the shares of Company's common stock may deem to be in their best interests or in which some or all of the stockholders may receive a substantial premium over prevailing market prices for their stock.

      By having the effect of discouraging takeover attempts, the proposed amendments also could have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the Company's common stock that could result from actual or rumored takeover attempts. Moreover, tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock in the open market by persons attempting to acquire control may cause the market price of the stock to reach levels that are higher than might otherwise be the case. Approval of the some or all of the proposed amendments may deter such purchases, particularly purchases for less than all of the Company's shares, and therefore may deprive holders of the Company's common stock of an opportunity to sell their shares at a temporarily higher market price.

      Purchasers of the shares being registered hereunder should note that such amendments, if adopted, will result in there being special requirements for supermajority shareholder approval of any subsequent business combination and the possibility that after an acquiror (for purposes of this discussion, an "Interested Shareholder") purchases a certain percentage of the Company's common stock, it will be forced to pay a higher price to other Company shareholders in such a business combination. This would likely would make it more costly for a third party to acquire control of the Company. Thus, the proposed amendments may decrease the likelihood of a tender offer for less than all of the shares of the common stock of the Company, which may adversely affect stockholders who desire to participate in such a tender offer. In certain cases, the proposed fair price amendment's minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Stockholder may be unable, as a practical matter, to comply with all of the procedural requirements. In these circumstances, unless an Interested Stockholder were able to obtain special stockholder approval of a proposed Business Combination, it would be forced either to negotiate with the Board of Directors on terms acceptable to the Board or to abandon the proposed business combination. The proposed amendments also would give veto power to minority stockholders with respect to a proposed Business Combination that is opposed by a majority of Continuing Directors but that is desired by a majority of the Company's stockholders unless the minimum pricing and procedural requirements were met. If members of the Company's current management and principal shareholders were to maintain their current stock ownership, they would have the ability to block the requisite vote. In addition, the proposed amendments may tend to insulate incumbent directors against the possibility of removal in the event of a takeover attempt because only the Continuing Directors would have the authority to reduce to a simple majority or eliminate the special stockholder vote required for a particular Business Combination.

      While some of the proposed amendments would directly affect the possibility of the Company's being the subject of a tender offer or a hostile takeover, others will directly limit the ability of minority shareholders to participate in Company affairs. The classified Board of Directors provisions, will divide the Board of Directors into three classes of directors serving staggered two-year terms, with two directors to be elected at each annual meeting of shareholders. This will extend the time required to change the composition of the Board of Directors. The provision requiring shareholders to give 90 days advance notice to the Company of any nomination for election to the Board of Directors, or other business to be brought at any shareholders' meeting will make it more difficult for shareholders to nominate candidates to the Board of Directors who are not supported by management. This provision will make it more difficult to implement shareholder proposals even if a majority of shareholders are in support thereof. Each of these provisions may also have the effect of deterring hostile take-overs or delaying changes in control or management of the Company. In addition, the indemnification provisions of the Company's Certificate of Incorporation and Bylaws may represent a conflict of interest between management and the shareholders since officers and directors may be indemnified prior to any judicial determinations as to their conduct.

      Under Delaware law, each of the proposed amendments to the Certificate of Incorporation and By-laws described above requires the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock. All of the proposals are permitted by law. If stockholders approve any or all of the proposed amendments, the Company will file a Restated Certificate of Incorporation that reflects the proposed amendments with the Secretary of State of the State of Delaware. Each of the proposed amendments adopted by the Company's stockholders will become effective regardless of whether any of the other proposed amendments to be acted upon at the Meeting is adopted.

      In addition to the proposed amendments to the Certificate of Incorporation and By-laws, the present Certificate of Incorporation authorizes the Board of Directors to issue shares of Class A Stock having such rights, preferences and privileges as designated by the Board of Directors without stockholder approval.

                              SELLING SHAREHOLDERS

      All of the shares of common stock (the "Shares") being offered hereunder by the Selling Shareholders were acquired by them, pursuant to the terms of their respective employment agreements, dated as of February 26, 1999 (the "Ash Employment Agreement), July 1, 1997 (the "Crossley Employment Agreement"), December 22, 1996 (as amended May 1, 1997) (the "Levine Employment Agreement"), July 23, 1998 (the "Sanzaro Employment Agreement"), January 18, 1995 (as amended May 30, 1996) (the "Byrne Employment Agreement) and June 22, 1998 (the "Rapfogel Employment Agreement"). All of the Shares being offered by Messrs. Crossley, Sanzaro and Byrne, and Ms. Levine were acquired by them in partial satisfaction of salary payments and unreimbursed cash expenditures owed to them under their respective Employment Agreements. All of the shares being offered by Mr. Ash were acquired by Mr. Ash as a signing bonus under the Ash Employment Agreement. All of the shares being offered by Mr. Rapfogel were acquired by Mr. Rapfogel as a performance bonus under the Rapfogel Employment Agreement. The Ash Employment Agreement, Crossley Employment Agreement, Levine Employment Agreement, Sanzaro Employment Agreement, Byrne Employment Agreement and Rapfogel Employment Agreement are each individually negotiated written compensation agreements pursuant to which the Selling Shareholders render bona fide services not in connection with the offer or sale of securities in a capital raising transaction. Each of such agreements constitutes an Employee Benefit Plan, as defined in Rule 405 of the Securities Act of 1933. The Ash Employment Agreement, Crossley Employment Agreement, Levine Employment Agreement, Sanzaro Employment Agreement, Byrne Employment Agreement, and Rapfogel Employment Agreement may sometimes be referred to hereinafter, both singly and collectively, as the "Plan". For purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "restricted shares" insofar as they were issued to affiliates or employees of the Registrant under an employee benefit plan pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

      The table which follows identifies: (i) the Selling Shareholders; (ii) the Plan pursuant to which the Shares being offered hereby have been acquired; (iii) the nature of all positions, offices or other material relationships which the Selling Shareholders have had with the Company within the past three years; (iv) the number of shares of common stock owned by the Selling Shareholders prior to the offering; (v) the number of shares of common stock to be offered for the account of each of the Selling Shareholders; (vi) the number of shares of common stock to be owned by the Selling Shareholders after the completion of the offering, and (vii) the percentage of the Company's common stock to be owned by the Selling Shareholders after completion of the offering.

                                                                                                                        Percentage
                                                                                 Number of                Number of     of Shares
                                                              Positions        Shares Owned  Number of  Shares Owned   Owned After
Selling Shareholder        Compensation Agreement               With              Prior to     Shares     After the        the
                              (Name of Plan)                  Company             Offering   Offered     Offering      Offering (5)
------------------------------------------------------------------------------------------------------------------------------------
Michael D.A. Ash     Employment Agreement dated as of   Secretary,
                     February 26, 1999                  Treasurer, Chief
                                                        Financial Officer      1,239,145(1)    700,000     539,145           (6)

Alan Crossley        Employment Agreement dated July 1, Director of
                     1997                               European Market
                                                        Development and a
                                                        former director          649,576       649,576           0          0

Frances Katz Levine  Employment Agreement dated         U.S. Corporate and
                     December 22, 1996 (as amended May  Securities Counsel
                     1, 1997)                           and a former officer
                                                        and director           5,308,807(2)    874,287   4,434,520        5.7%

Louis Sanzaro        Employment Agreement dated         President, Director
                     July 23, 1998                      and a former
                                                        consultant             5,259,633       874,287   4,385,346        5.6%

Terence C. Byrne     Employment Agreement dated         Chairman, CEO
                     January 18, 1995 (as amended May   and former
                     30, 1996)                          President             14,424,236(3)(4)  91,873  14,332,363       18.3%

Scott Rapfogel       Employment Agreement dated         Assistant U.S.
                     June 22, 1998                      Corporate and
                                                        Securities Counsel       646,296       350,000     296,296           (6)
====================================================================================================================================

(Notes to This Table Appear on The Following Page)

      (1)   Includes  300,000  shares  held  by  Loryta   Investments   Ltd.,  a
            corporation owned by the Loryta Trust, the beneficiaries of which are Mr. Ash's wife and two children.

      (2) Includes 3,223,835 shares held of record by Ms. Levine's spouse, Robert Levine.

      (3) Includes: (i) 1,415,443 shares held of record by Mr. Byrne as of May 20, 1999; (ii) 69,883 shares held of record by Mr. Byrne's wife, Darla Sapone Byrne, as of May 20, 1999, over which shares Mr. Byrne has voting power pursuant to an irrevocable proxy granted to him on September 27, 1996; and (iii) 12,938,910 shares held of record by Bartholomew International Investments, Ltd., as of May 20, 1999, which is owned by the Bartholomew Trust, which holds such shares for the benefit of Mr. Byrne, his spouse and Mr. Byrne's two sons.

      (4) Does not include 4,331,092 shares owned as at May 20, 1999 by The NAIS Corporation over which shares Mr. Byrne has voting power pursuant to an irrevocable proxy.

      (5)   Based upon 78,428,779 shares issued and outstanding on May 10, 1999.

      (6)   Less than 1%.

                              PLAN OF DISTRIBUTION

      Except for Messrs. Byrne and Rapfogel, none of the Selling Shareholders have offered or sold any shares of the Company's Common Stock pursuant to a registration statement on Form S-8 within the three-month period preceding the date hereof. On March 24, 1999 the Company filed Registration Statements on Form S-8 on behalf of Messrs. Byrne (Registration No. 333- 74941) and Rapfogel (Registration No. 333-74939) providing for the sale of up to 782, 414 shares by Mr. Byrne and up to 181,353 shares by Mr. Rapfogel (the "Prior Shares"). These Registration Statements are still effective. As of May 17, 1999 Mr. Byrne had sold 757,000 of these shares and Mr. Rapfogel had sold 35,057 of these shares. For each Selling Shareholder, the number of shares offered hereunder by them, together with, the Prior Shares where applicable, sold, or to be sold by them represents less than one percent of the total number of shares of the Company's common stock presently issued and outstanding. The Selling Shareholders may sell all or part of the shares, from time to time, in the over-the-counter market, or in such other public market for the Company's common stock as may develop, at market prices then pertaining. In connection therewith the Selling Shareholders may utilize the services of broker-dealers, none of whom will act as underwriters with respect to sales of the Shares. The names of any such brokers-dealers, who have not yet been identified, will be set forth in a supplement to this Reoffer Prospectus, to the extent required.

                            DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of one hundred twenty million shares (120,000,000), par value $.001 per share, of which one hundred fifteen million (115,000,000) shares are designated Common Stock par value $.001 per share, and five million (5,000,000) shares are designated Class A Stock, par value $.001 per share. As at May 10, 1999 there were eighty seven million, four hundred twenty eight thousand, seven hundred seventy nine (87,428,779) shares of Common Stock issued and outstanding. The Class A Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the Company's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in the Company's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation.

      The Company's Board of Directors may determine the times when, the terms under which and the consideration for which the Company shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Company.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of the Company.

                                     EXPERTS

      The financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-KSB, for the fiscal year ended June 30, 1998, which is incorporated herein by reference, have been examined by Pinkham & Pinkham, P.C., Certified Public Accountants, and such financial statements and reports are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

      The legality of the Shares offered hereby has been passed upon for the Company by its corporate and securities counsel. Frances Katz Levine serves as corporate and securities counsel to the Company and Scott Rapfogel serves as assistant corporate and securities counsel to the Company. As at May 10, 1999 Ms. Levine and her husband, Robert Levine, were the record and beneficial owners of approximately 6.1% of the Company's issued and outstanding common stock and Scott Rapfogel was the record and beneficial owner of less than 1% of the Company's issued and outstanding common stock.

                                 INDEMNIFICATION

      The Company's certificate of incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Company indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Company. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

      The Company's By-laws provide for indemnification of the Company's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Company, or of any other corporation which they serve as a director or officer at the request of the Company, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are incorporated by reference in this registration statement.

      (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) Registrant's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1998, December 31, 1998, and March 31, 1999, filed pursuant to Section 15(d) of the Exchange Act, and Registrant's Current Reports on Form 8-K, dated May 27, 1998 (filed with the Commission on August 3, 1998), September 14, 1998 (filed with the Commission on September 18, 1998), March 17, 1999 (filed with the Commission on March 23, 1999), and May 4, 1999 (filed with the Commission on May 18, 1999);

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Act and Sections 13(a), 13(c), and 14 of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      The authorized capital stock of Registrant consists of one hundred twenty million shares (120,000,000), par value $.001 per share, of which one hundred fifteen million, (115,000,000) shares are designated Common Stock par value $.001 per share, and five million (5,000,000) shares are designated Class A Stock, par value $.001 per share. As at May 10, 1999 there were eighty seven million, four hundred twenty eight thousand, seven hundred seventy nine (87,428,779) shares of Common Stock issued and outstanding. The Class A Stock may be issued from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by Registrant's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions, providing for the issuance of such shares adopted by Registrant's board of directors pursuant to authority vested in Registrant's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by Registrant's board of directors pursuant to authority vested in it in Registrant's Certificate of Incorporation.

      Registrant's board of directors may determine the times when, the terms under which and the consideration for which Registrant shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by Registrant.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of Registrant.

Item 5. Interest of Named Experts and Counsel.

      Frances Katz Levine, counsel to the Registrant, is employed by Registrant as its corporate and securities counsel. As at May 10, 1999 Ms. Levine and her husband, Robert Levine, were the record and beneficial owners of approximately 6.1% of the Registrant's issued and outstanding common stock. Scott Rapfogel, counsel to the Registrant, is employed by Registrant as its assistant corporate and securities counsel. Mr. Rapfogel is the record and beneficial owner of less than 1% of the Registrant's issued and outstanding common stock.

Item 6. Indemnification of Directors and Officers.

      Registrant's certificate of incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"). Pursuant thereto, the Registrant indemnifies its officers, directors, employees and agents to the fullest extent permitted for losses and expenses incurred by them in connection with actions in which they are involved by reason of their having been directors, officers, employees, or agents of the Registrant. Section 145 permits a corporation to indemnify any person who is or has been a director, officer, employee, or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization, or enterprise at the request of the corporation, against all liability and expenses (including but not limited to attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, in which he or she may be involved by reason of the fact that he or she served or is serving in these capacities, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause o believe his or her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct int he performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

      The Registrant's By-laws provide for indemnification of the Registrant's officers and directors against all liabilities (including reasonable costs, expenses, attorney's fees, obligations for payment in settlement and final judgment) incurred by or imposed upon them in the preparation, conduct or compromise of any actual or threatened action, suit, or proceeding, whether civil, criminal, or administrative, including any appeals therefrom and any collateral proceedings in which they shall be involved by reason of any action or omission by them in their capacity as a director or officer of the Registrant, or of any other corporation which they serve as a director or officer at the request of the Registrant, whether or not such person is a director or officer at the time such liabilities are incurred or any such action, suit, or proceeding is commenced against them. The indemnification provided by the By-laws does not extend, however, to certain situations involving misconduct, willful misfeasance, bad faith, or gross negligence.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Except to the extent hereinabove set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

Item 7. Exemption From Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

Exhibit No.    Item
-----------    ----

5.1 Opinion of Scott Rapfogel, Esq., regarding the legality of the securities being registered under this Registration Statement.

10.1 Employment Agreement dated as of February 26, 1999 between Registrant and Michael D.A. Ash

10.2 Employment Agreement dated July 1, 1997 between Registrant and Alan Crossley(1)

10.3 Employment Agreement dated December 22, 1996 between Registrant and Frances Katz Levine(2)

10.4 Amendment, dated May 1, 1997, to Employment Agreement of December 22, 1996, between the Registrant and Frances Katz Levine(3)

10.5 Employment Agreement made as of July 23, 1998 between the Registrant and Louis Sanzaro (4)

10.6           Employment   Agreement   dated   January  18,  1995  between  the
               Registrant and Terence C. Byrne (5)

10.7 Amendment No. 1 dated May 30, 1996 to Employment Agreement dated January 18, 1995 between the Registrant and Terence C. Byrne (6)

10.8 Employment Agreement made as of June 22, 1998 between the Registrant and Scott Rapfogel (7)

24.1 Consent of Pinkham & Pinkham, P.C., Certified Public Accountants Independent Auditors for the Registrant.

24.2 Consent of Scott Rapfogel, Esq., counsel for the Registrant (set forth in the opinion of counsel included as Exhibit 5.1).
----------

(1) Filed with the Securities and Exchange Commission, as Exhibit 10(zz) to the Registrant's Annual Report or Form 10-KSB for the fiscal year ended June 30, 1998, which exhibit is incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission, as exhibit 10(gggg) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, which exhibit is incorporated herein by reference.

(3) Filed with the Securities and Exchange Commission, as exhibit 10(hhhh) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, which exhibit is incorporated herein by reference.

(4)   Filed with the  Securities  and  Exchange  Commission  on July 30, 1998 as
      Exhibit 10.1 to the Company's Current Report on Form 8-K dated May 27, 1998, which exhibit is incorporated herein by reference.

(5) Filed with the Securities and Exchange Commission, as Exhibit 10(rr) to the Registrant's Annual Report or Form 10-KSB for the fiscal year ended June 30, 1995, which exhibit is incorporated herein by reference.

(6) Filed with the Securities and Exchange Commission, as Exhibit 4.7, to the Registration Statement of the Registrant on Form S-8 (Registration No. 333-5310), which exhibit is incorporated herein by reference.

(7)   Filed with the  Securities  and  Exchange  Commission  on July 30, 1998 as
      Exhibit 10.3 to the Company's Current Report on Form 8-K dated May 27, 1998, which exhibit is incorporated herein by reference.

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities /Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on the 20th day of May, 1999.

                                              THE TIREX CORPORATION

                                              By /s/ Terence C. Byrne
                                              ----------------------------------
                                              Terence C. Byrne,
                                              Chairman of the Board of Directors
                                                     and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                            Title                 Date
         ---------                            -----                 ----

  /s/ Terence C. Byrne               Chairman of the Board          May 20, 1999
------------------------------       of Directors and Chief
  Terence C. Byrne                   Executive Officer

  /s/ Michael D.A. Ash               Secretary, Treasurer           May 20, 1999
------------------------------       and Chief Financial and
  Michael D.A. Ash                   Accounting Officer

Majority of the Board of Directors

  /s/ Terence C. Byrne               Director                       May 20, 1999
------------------------------
  Terence C. Byrne

  /s/ Louis Sanzaro                  Director                       May 20, 1999
------------------------------
  Louis Sanzaro

  /s/ Louis V. Muro                  Director                       May 20, 1999
------------------------------
  Louis V. Muro

  /s/ Henry Meier                    Director                       May 20, 1999
------------------------------
  Henry Meier

                                INDEX TO EXHIBITS

Exhibit
Number    Description of Documents                                          Page
------    ------------------------                                          ----

5.1       Opinion of Scott Rapfogel, Esq., regarding the legality
          of the securities being registered under this
          Registration Statement.                                            46

10.1      Employment Agreement dated as of February 26, 1999
          between Registrant and Michael D.A. Ash                            48

10.2      Employment Agreement dated July 1, 1997 between
          Registrant and Alan Crossley(1)

10.3      Employment Agreement dated December 22, 1996 between
          Registrant and Frances Katz Levine(2)

10.4 Amendment, dated May 1, 1997, to Employment Agreement of December 22, 1996, between the Registrant and Frances Katz Levine(3)

10.5 Employment Agreement made as of July 23, 1998 between the Registrant and Louis Sanzaro (4)

10.6      Employment Agreement dated January 18, 1995 between the
          Registrant and Terence C. Byrne (5)

10.7 Amendment No. 1 dated May 30, 1996 to Employment Agreement dated January 18, 1995 between the Registrant and Terence C. Byrne (6)

10.8 Employment Agreement made as of June 22, 1998 between the Registrant and Scott Rapfogel (7)

24.1      Consent of Pinkham & Pinkham, P.C., Certified Public
          Accountants Independent Auditors for the Registrant.               61

24.2 Consent of Scott Rapfogel, Esq., counsel for the Registrant (set forth in the opinion of counsel included as Exhibit 5.1).

----------

(1) Filed with the Securities and Exchange Commission, as Exhibit 10(zz) to the Registrant's Annual Report or Form 10-KSB for the fiscal year ended June 30, 1998, which exhibit is incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission, as exhibit 10(gggg) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, which exhibit is incorporated herein by reference.

(3) Filed with the Securities and Exchange Commission, as exhibit 10(hhhh) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, which exhibit is incorporated herein by reference.

(4)   Filed with the  Securities  and  Exchange  Commission  on July 30, 1998 as
      Exhibit 10.1 to the Company's Current Report on Form 8-K dated May 27, 1998, which exhibit is incorporated herein by reference.

(5) Filed with the Securities and Exchange Commission, as Exhibit 10(rr) to the Registrant's Annual Report or Form 10-KSB for the fiscal year ended June 30, 1995, which exhibit is incorporated herein by reference.

(6) Filed with the Securities and Exchange Commission, as Exhibit 4.7, to the Registration Statement of the Registrant on Form S-8 (Registration No. 333-5310), which exhibit is incorporated herein by reference.

(7)   Filed with the  Securities  and  Exchange  Commission  on July 30, 1998 as
      Exhibit 10.3 to the Company's Current Report on Form 8-K dated May 27, 1998, which exhibit is incorporated herein by reference.